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                             Conectiv Solutions LLC

                                      16.1

                      Certificate of Formation of Conectiv
                                  Solutions LLC
                             Filed October 20, 1997
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                            CERTIFICATE OF FORMATION
                                       OF
                             CONECTIV SOLUTIONS LLC

         The undersigned, in order to form a limited liability company under the Delaware Limited Liability Company Act, hereby certifies as follows:

         SECTION 1. NAME. The name of the limited liability company is Conective Solutions LLC (the "Company")

         SECTION 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Company's registered office in the State of Delaware is 252 Chapman Road, in the City of Newark, in the County of New Castle; and its registered agent at such office is the limited liability company itself, Conectiv Solutions LLC.

         SECTION 3. LIMITATION ON PERSONAL LIABILITY OF MEMBERS AND MANAGERS. The debts, obligations and liabilities of the Company whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member or manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or acting as a manager of the Company.

         IN WITNESS WHEREOF, the undersigned certifies that the facts stated herein are true as of October 17, 1997.


                                             ----------------------------------
                                             David T. Blake
                                             Authorized Representative